EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of CapitalSource Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steve A. Museles and James J. Piecznski, as Director and Co-Chief Executive Officers of the Company, and Donald F. Cole as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 3, 2010	/s/ STEVEN A. MUSELES
Steven A. Museles
Director and Co-Chief Executive Officer (Principal Executive Officer)

Date: August 3, 2010	/s/ JAMES J. PIECZYNSKI
James J. Pieczynski
Director and Co-Chief Executive Officer (Principal Executive Officer)

Date: August 3, 2010	/s/ DONALD F. COLE
Donald F. Cole
Chief Financial Officer (Principal Financial Officer)